UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 6, 2018 (Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-5415 (Commission File Number)	36-0879160 (IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523 (Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01	Other Events.
As previously disclosed, on June 18, 2017, A.M. Castle & Co., a Maryland corporation (the “Company”), and four of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) pursuant to the terms of a Restructuring Support Agreement that contemplated the reorganization of the Debtors pursuant to a prepackaged plan of reorganization (as amended and supplemented, the “Plan”). On August 2, 2017, the Bankruptcy Court entered an order confirming the Plan. On August 31, 2017, the Plan became effective pursuant to its terms and the Debtors emerged from their chapter 11 cases.
On February 6, 2018, the Bankruptcy Court entered a final order closing the chapter 11 cases of the Debtors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

	By:	/s/ Marec E. Edgar
February 6, 2018		Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

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